Exhibit 99.1

Hain Celestial Reports First Quarter Fiscal Year 2019 Financial Results
Reiterates Fiscal 2019 Guidance

Lake Success, NY, November 8, 2018 - The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the first quarter ended September 30, 2018. The results contained herein are presented with the Hain Pure Protein operating segment being treated as a discontinued operation given the Company’s previously announced decision to divest the business.
“We have an incredible opportunity at Hain Celestial to accelerate the mission and purpose envisioned 25 years ago, as we further build consumer awareness and access to our organic, natural and better-for-you brands,” said Mark L. Schiller, President and Chief Executive Officer of Hain Celestial. “Initially, I will be focused on, the improvement of our operational and financial results, particularly in the United States. Looking ahead, I am eager to work with our entire team to further integrate our global operations to achieve sustainable sales growth and cost-savings synergies and deliver long-term value for our stockholders.”

FINANCIAL HIGHLIGHTS1

Summary of First Quarter Results from Continuing Operations2

•
Net sales decreased 5% to $560.8 million compared to the prior year period, or a 4% decrease on a constant currency basis. When adjusted for Foreign Exchange and Acquisitions, Divestitures and certain other items, including the 2017 and 2018 Project Terra Stock Keeping Unit (“SKU”) rationalization[3], net sales would have decreased 2% compared to the prior year period.

•
Gross margin of 17.8%, a 320 basis point decrease over the prior year period; adjusted gross margin of 19.0%, a 250 basis point decrease over the prior year period as a result of planned higher trade and promotional investments in the United States and increased freight and commodity costs.

•	Operating loss of $24.1 million compared to operating income of $29.2 million in the prior year period; adjusted operating income of $20.9 million compared to $36.1 million in the prior year period.

•	Net loss of $23.1 million compared to net income of $18.6 million in the prior year period; adjusted net income of $9.7 million compared to $21.4 million in prior year period.

•	EBITDA loss of $5.9 million compared to EBITDA of $46.6 million in the prior year period; Adjusted EBITDA of $34.1 million compared to $53.5 million in the prior year period.

•	Earnings per diluted share (“EPS”) loss of $0.22 compared to EPS of $0.18 in the prior year period; Adjusted EPS of $0.09 compared to $0.20 in the prior year period.

1 This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided herein in the tables “Reconciliation of GAAP Results to Non-GAAP Measures".
2 Unless otherwise noted all results included in this press release are from continuing operations.
3 Refer to “Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other” provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

Hain Celestial United States
Hain Celestial United States net sales in the first quarter decreased 8% over the prior year period to $244.0 million; when adjusted for Acquisitions, Divestitures and certain other items including the 2017 and 2018 Project Terra SKU rationalization3, net sales would have decreased 4%. The decline in the United States segment was primarily driven by declines in the Pantry and Better-For-You Snacks platforms, partially offset by an increase in the Pure Personal Care platform. The Pure Personal Care Platform’s strong growth for the first quarter was offset, in part, by production challenges within the quarter. United States net sales also were impacted by the previously disclosed strategic decision to no longer support certain lower margin SKUs and focus on the Top 500 SKUs in order to reduce complexity and increase gross margin over time. Segment operating income in the first quarter was $2.2 million, a 90% decrease from the prior year period, and adjusted operating income was $7.7 million, a 67% decrease over the prior year period, driven primarily by higher planned trade investments to drive future period growth and increased freight and logistics costs.
Hain Celestial United Kingdom
Hain Celestial United Kingdom net sales in the first quarter decreased 2% to $218.6 million over the prior year period, or relatively flat after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. The results for the United Kingdom segment reflect a 4% decline in Hain Daniels, or a decline of 2% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by declines from New Covenant Garden Soup Co.®, Johnson’s Juice Co.®, and Yorkshire Provender® brands, offset in part by growth in the Linda McCartney’s® and Hartley’s® brands. The net sales decrease in the United Kingdom segment was partially offset by 4% growth from Tilda® and 8% growth from Ella’s Kitchen®, or 5% and 9% growth, respectively, after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. Segment operating income was $4.0 million, a 58% decrease from the prior year period, and adjusted operating income was $10.7 million, a decrease of 18% over the prior year period.
Rest of World
Rest of World net sales in the first quarter decreased 5% to $98.3 million over the prior year period, or 2% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. Net sales for Hain Celestial Canada decreased 5%, or relatively flat after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3 , primarily driven by declines from the Europe’s Best® brand, Tilda® brand and private label sales offset in part by growth from the Yves Veggie Cuisine® and Live Clean® brands. Net sales for Hain Celestial Europe were flat, or increased 1% on a constant currency basis, primarily driven by strong performance from the Joya® and Natumi® brands offset in part by declines from the Lima® and Danival® brands. Net sales for Hain Ventures, formerly known as Cultivate Ventures, decreased 18%, or 14% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by declines from the Blueprint®, Westsoy® and SunSpire® brands, offset in part by growth from the Yves Veggie Cuisine® and GG UniqueFiber™ brands. Segment operating income in the first quarter was $7.8 million, a $1.2 million decrease from the prior year period. Adjusted operating income was $9.2 million, an increase of 2% over the prior year period.

Hain Pure Protein Discontinued Operations
As previously disclosed on May 5, 2018, the results of operations, financial position and cash flows related to the operations of the Hain Pure Protein business segment have been moved to discontinued operations in the current and prior periods. The Company continues to make substantial progress to complete the divestiture of the Hain Pure Protein operating segment by the third quarter of fiscal 2019. Net sales for Hain Pure Protein in the first quarter were $113.5 million, a decrease of 5% compared to the prior year period. Segment operating loss in the first quarter was $19.5 million, primarily resulting from the continued pricing pressure resulting from excess turkey inventory for the Plainville Farms business.

Fiscal Year 2019 Guidance
The Company reiterated its annual guidance for continuing operations for fiscal year 2019:

•	Total net sales of $2.500 billion to $2.560 billion, an increase of approximately 2% to 4% as compared to fiscal year 2018.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

•	Adjusted EBITDA of $275 million to $300 million, an increase of approximately 7% to 17% as compared to fiscal year 2018.

•	Adjusted EPS of $1.21 to $1.38, an increase of approximately 4% to 19% as compared to fiscal year 2018.

The Company expects growth in net sales, adjusted EBITDA and adjusted EPS to be weighted towards the second half of fiscal 2019 as it recovers from the production disruptions, primarily in its personal care business, experienced during the first quarter of fiscal 2019, which impacted net sales and profitability, and as it benefits from the planned Hain Celestial United States strategic brand investments, distribution gains and price optimization efforts. In addition, the timing of the annual global Project Terra cost savings and productivity benefits that are already in process are expected to accelerate as the fiscal year progresses. Details of the Project Terra cost savings and productivity with expected timing are contained in the presentation for the First Quarter Fiscal Year 2019 earnings call available under the Investor Relations section of the Company’s website at www.hain.com.
Guidance, where adjusted, is provided on a non-GAAP basis and excludes acquisition-related expenses; integration charges; restructuring charges, start-up costs, consulting fees and other costs associated with Project Terra; costs associated with the CEO Succession Agreement; unrealized net foreign currency gains or losses, accounting review and remediation costs and other non-recurring items that may be incurred during the Company’s fiscal year 2019, which the Company will continue to identify as it reports its future financial results. Guidance also excludes the impact of any future acquisitions and divestitures.
The Company cannot reconcile its expected Adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per share under “Fiscal Year 2019 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Contact:
James Langrock / Katie Turner
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 9/30/18	$243,985	$218,577	$98,271	$—	$560,833
Net sales - Three months ended 9/30/17	$263,659	$222,445	$103,115	$—	$589,219
% change - FY'19 net sales vs. FY'18 net sales	(7.5)%	(1.7)%	(4.7)%		(4.8)%

OPERATING INCOME/(LOSS)
Three months ended 9/30/18
Operating income (loss)	$2,170	$4,020	$7,836	$(38,130)	$(24,104)
Non-GAAP adjustments (1)	5,480	6,646	1,346	31,495	44,967
Adjusted operating income	$7,650	$10,666	$9,182	$(6,635)	$20,863
Operating income margin	0.9%	1.8%	8.0%		(4.3)%
Adjusted operating income margin	3.1%	4.9%	9.3%		3.7%

Three months ended 9/30/17
Operating income	$20,861	$9,601	$8,997	$(10,218)	$29,241
Non-GAAP adjustments (1)	2,283	3,335	—	1,256	6,874
Adjusted operating income	$23,144	$12,936	$8,997	$(8,962)	$36,115
Operating income margin	7.9%	4.3%	8.7%		5.0%
Adjusted operating income margin	8.8%	5.8%	8.7%		6.1%
(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. The webcast and any accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Almond Dream®, Arrowhead Mills®, Bearitos®, Better Bean®, BluePrint®, Casbah®, Celestial Seasonings®, Clarks™, Coconut Dream®, Cully & Sully®, Danival®, DeBoles®, Earth’s Best®, Ella’s Kitchen®, Empire®, Europe’s Best®, Farmhouse Fare™, Frank Cooper’s®, FreeBird®, Gale’s®, Garden of Eatin’®, GG UniqueFiber™, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine™, Johnson’s Juice Co.™, Joya®, Kosher Valley®, Lima®, Linda McCartney® (under license), MaraNatha®, Mary Berry (under license), Natumi®, New Covent Garden Soup Co.®, Orchard House®, Plainville Farms®, Rice Dream®, Robertson’s®, Rudi’s Gluten-Free Bakery™, Rudi’s Organic Bakery®, Sensible Portions®, Spectrum® Organics, Soy Dream®, Sun-Pat®, Sunripe®, SunSpire®, Terra®, The Greek Gods®, Tilda®, Walnut Acres®, WestSoy®, Yorkshire Provender®, Yves Veggie Cuisine® and William’s™. The Company’s personal care products are marketed under the Alba Botanica®, Avalon Organics®, Earth’s Best®, JASON®, Live Clean® and Queen Helene® brands.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

matters. You can also identify forward-looking statements by discussions of the Company’s Project Terra strategic initiatives, the Company’s potential divestiture of its Hain Pure Protein business, the Company’s Guidance for Fiscal Year 2019 and our future performance and results of operations.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to the impact of competitive products, changes to the competitive environment, changes to consumer preferences, our ability to manage our supply chain effectively, changes in raw materials, freight, commodity costs and fuel, consolidation of customers, reliance on independent distributors, general economic and financial market conditions, risks associated with our international sales and operations, our ability to execute and realize cost savings initiatives, including, but not limited to, cost reduction initiatives under Project Terra and SKU rationalization plans, our ability to identify and complete acquisitions or divestitures and integrate acquisitions, the availability of organic and natural ingredients, the reputation of our brands and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of Foreign currency, Acquisitions and Divestitures and certain other items, including SKU rationalization, as applicable in each case, adjusted operating income, adjusted gross margin, adjusted net income, adjusted earnings per diluted share, EBITDA, Adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months ended September 30, 2018 and 2017 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations presented in accordance with GAAP.
The Company defines Operating Free Cash Flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less capital expenditures. The Company views Operating Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the three months ended September 30, 2018 and 2017, Operating Free Cash Flow from continuing operations was calculated as follows:

	Three Months Ended
	9/30/2018	9/30/2017
	(unaudited and dollars in thousands)
Cash flow provided by operating activities - continuing operations	$(18,252)	$(1,080)
Purchases of property, plant and equipment	(22,547)	(11,233)
Operating Free Cash Flow - continuing operations	$(40,799)	$(12,313)

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company's Operating Free Cash Flow from continuing operations was negative $40.8 million for the three months ended September 30, 2018, a decrease of $28.5 million from the three months ended September 30, 2017. This decrease resulted primarily from a decrease of $30.6 million in net income adjusted for non-cash charges, an increase of $11.3 million in capital expenditures offset in part by $13.4 million of cash provided by working capital accounts.
The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.
The Company provides net sales adjusted for constant currency, acquisitions and divestitures, and certain other items including SKU rationalization, as applicable in each case, to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.
The Company defines EBITDA as net income from continuing operations (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in net income of equity method investees, stock based compensation expense and unrealized currency gains. Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

For the three months ended September 30, 2018 and 2017, EBITDA and Adjusted EBITDA from continuing operations was calculated as follows:

	Three Months Ended
	9/30/2018	9/30/2017
	(unaudited and dollars in thousands)
Net (loss) income	$(37,425)	$19,846
Net (loss) income from discontinued operations	(14,324)	1,233
Net (loss) income from continuing operations	(23,101)	18,613

(Benefit) provision for income taxes	(9,483)	7,484
Interest expense, net	7,169	5,609
Depreciation and amortization	14,384	15,147
Equity in net loss (income) of equity-method investees	175	(11)
Stock-based compensation (benefit) expense	(209)	3,164
Stock-based compensation expense in connection with Chief Executive Officer Succession Agreement	312	—
Long-lived asset impairment	4,236	—
Unrealized currency losses/(gains)	590	(3,419)
EBITDA	(5,927)	46,587

Project Terra costs and other	10,333	4,850
Chief Executive Officer Succession Plan expense, net	19,241	—
Accounting review and remediation costs, net of insurance proceeds	3,414	(1,358)
Losses on terminated chilled desserts contract	—	1,472
Warehouse/manufacturing facility start-up costs	4,599	737
Co-packer disruption	—	1,173
Plant closure related costs	1,828	—
Litigation and related expenses	569	—
Adjusted EBITDA	$34,057	$53,461

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(in thousands)

	September 30,	June 30,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,871	$106,557
Accounts receivable, net	246,519	252,708
Inventories	414,479	391,525
Prepaid expenses and other current assets	58,183	59,946
Current assets of discontinued operations	239,809	240,851
Total current assets	1,014,861	1,051,587

Property, plant and equipment, net	315,926	310,172
Goodwill	1,019,693	1,024,136
Trademarks and other intangible assets, net	502,356	510,387
Investments and joint ventures	21,153	20,725
Other assets	29,041	29,667
Total assets	$2,903,030	$2,946,674

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$226,418	$229,993
Accrued expenses and other current liabilities	136,890	116,001
Current portion of long-term debt	28,498	26,605
Current liabilities of discontinued operations	46,407	49,846
Total current liabilities	438,213	422,445

Long-term debt, less current portion	693,429	687,501
Deferred income taxes	73,223	86,909
Other noncurrent liabilities	12,741	12,770
Total liabilities	1,217,606	1,209,625

Stockholders' equity:
Common stock	1,085	1,084
Additional paid-in capital	1,148,330	1,148,196
Retained earnings	840,906	878,516
Accumulated other comprehensive loss	(197,411)	(184,240)
	1,792,910	1,843,556
Treasury stock	(107,486)	(106,507)
Total stockholders' equity	1,685,424	1,737,049
Total liabilities and stockholders' equity	$2,903,030	$2,946,674

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2018	2017
Net sales	$560,833	$589,219
Cost of sales	461,239	465,831
Gross profit	99,594	123,388
Selling, general and administrative expenses	82,257	86,081
Amortization of acquired intangibles	3,905	4,574
Project Terra costs and other	10,333	4,850
Chief Executive Officer Succession Plan expense, net	19,553	—
Accounting review and remediation costs, net of insurance proceeds	3,414	(1,358)
Long-lived asset impairment	4,236	—
Operating (loss) income	(24,104)	29,241
Interest expense and other financing expense, net	7,705	6,282
Other expense/(income), net	600	(3,127)
(Loss) income from continuing operations before income taxes and equity in net income of equity-method investees	(32,409)	26,086
(Benefit) provision for income taxes	(9,483)	7,484
Equity in net loss (income) of equity-method investees	175	(11)
Net (loss) income from continuing operations	$(23,101)	$18,613
Net (loss) income from discontinued operations, net of tax	(14,324)	1,233
Net (loss) income	$(37,425)	$19,846

Net (loss) income per common share:
Basic net (loss) income per common share from continuing operations	$(0.22)	$0.18
Basic net (loss) income per common share from discontinued operations	(0.14)	0.01
Basic net (loss) income per common share	$(0.36)	$0.19

Diluted net (loss) income per common share from continuing operations	$(0.22)	$0.18
Diluted net (loss) income per common share from discontinued operations	(0.14)	0.01
Diluted net (loss) income per common share	$(0.36)	$0.19

Shares used in the calculation of net (loss) income per common share:
Basic	103,962	103,709
Diluted	103,962	104,476

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Three Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(37,425)	$19,846
Net (loss) income from discontinued operations	(14,324)	1,233
Net (loss) income from continuing operations	$(23,101)	$18,613

Adjustments to reconcile net (loss) income from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	14,384	15,147
Deferred income taxes	(13,276)	(637)
Equity in net loss (income) of equity-method investees	175	(11)
Chief Executive Officer Succession Plan expense, net	19,241	—
Stock-based compensation, net	103	3,164
Impairment of long-lived assets	4,236	—
Other non-cash items, net	841	(3,059)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	4,357	(18,100)
Inventories	(24,147)	(28,186)
Other current assets	1,358	(9,021)
Other assets and liabilities	(19)	(53)
Accounts payable and accrued expenses	(2,404)	21,063
Net cash used in operating activities - continuing operations	(18,252)	(1,080)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(22,547)	(11,233)
Other	(652)	—
Net cash used in investing activities - continuing operations	(23,199)	(11,233)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	70,000	20,000
Repayments under bank revolving credit facility	(60,000)	(15,000)
Repayments under term loan	(3,750)	—
Funding of discontinued operations entities	(15,155)	(20,269)
(Repayments) borrowings of other debt, net	1,709	8,237
Shares withheld for payment of employee payroll taxes	(979)	(2,098)
Net cash used in financing activities - continuing operations	(8,175)	(9,130)

Effect of exchange rate changes on cash	(1,060)	3,059

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash used in operating activities	(15,905)	(18,358)
Cash used in investing activities	(1,635)	(3,680)
Cash provided by financing activities	15,107	20,217
Net cash flows used in discontinued operations	(2,433)	(1,821)

Net decrease in cash and cash equivalents	(53,119)	(20,205)
Cash and cash equivalents at beginning of period	113,018	146,992
Cash and cash equivalents at end of period	$59,899	$126,787
Less: cash and cash equivalents of discontinued operations	(4,028)	(8,117)
Cash and cash equivalents of continuing operations at end of period	$55,871	$118,670

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted
Net sales	$560,833	$—	$560,833	$589,219	$—	$589,219
Cost of sales	461,239	(6,862)	454,377	465,831	(3,382)	462,449
Gross profit	99,594	6,862	106,456	123,388	3,382	126,770
Operating expenses (a)	90,398	(4,805)	85,593	90,655	—	90,655
Project Terra costs and other	10,333	(10,333)	—	4,850	(4,850)	—
Accounting review and remediation costs, net of insurance proceeds	3,414	(3,414)	—	(1,358)	1,358	—
Chief Executive Officer Succession Plan expense, net	19,553	(19,553)	—	—	—	—
Operating (loss) income	(24,104)	44,967	20,863	29,241	6,874	36,115
Interest and other expense (income), net (b)	8,305	(590)	7,715	3,155	3,419	6,574
(Benefit) provision for income taxes	(9,483)	12,779	3,296	7,484	691	8,175
Net (loss) income from continuing operations	(23,101)	32,778	9,677	18,613	2,764	21,377
Net (loss) income from discontinued operations, net of tax	(14,324)	14,324	—	1,233	(1,233)	—
Net (loss) income	(37,425)	47,102	9,677	19,846	1,531	21,377

Diluted net (loss) income per common share from continuing operations	(0.22)	0.32	0.09	0.18	0.03	0.20
Diluted net (loss) income per common share from discontinued operations	(0.14)	0.14	—	0.01	(0.01)	—
Diluted net (loss) income per common share	(0.36)	0.45	0.09	0.19	0.01	0.20

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expense (income), net include interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands)

Detail of Adjustments:
	Three Months Ended September 30,
	2018	2017
Warehouse/manufacturing facility start-up costs	$4,599	$737
Plant closure related costs	2,263	—
Losses on terminated chilled desserts contract	—	1,472
Co-packer disruption	—	1,173
Cost of sales	6,862	3,382

Gross profit	6,862	3,382

Long-lived asset impairment charge associated with plant	4,236	—
Litigation and related expenses	569	—
Operating expenses (a)	4,805	—

Project Terra costs and other	10,333	4,850
Project Terra costs and other	10,333	4,850

Accounting review and remediation costs, net of insurance proceeds	3,414	(1,358)
Accounting review and remediation costs, net of insurance proceeds	3,414	(1,358)

Chief Executive Officer Succession Plan expense, net	19,553	—
Chief Executive Officer Succession Plan expense, net	19,553	—

Operating income	44,967	6,874

Unrealized currency losses (gains)	590	(3,419)
Interest and other expenses (income), net (b)	590	(3,419)

Income tax related adjustments	(12,779)	(691)
Benefit for income taxes	(12,779)	(691)

Net income from continuing operations	$32,778	$2,764

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expense (income), net includes interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2017			December 31, 2017			March 31, 2018			June 30, 2018
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Net sales	$589,219	$—	$589,219	$616,232	$—	$616,232	$632,720	$—	$632,720	$619,598	$—	$619,598
Cost of sales	465,831	(3,382)	462,449	482,282	(5,832)	476,450	499,707	(12,640)	487,067	494,501	(5,346)	489,155
Gross profit	123,388	3,382	126,770	133,950	5,832	139,782	133,013	12,640	145,653	125,097	5,346	130,443
Operating expenses (a)	90,655	—	90,655	94,465	(4,151)	90,314	95,615	(5,971)	89,644	90,931	(4,969)	85,962
Project Terra costs and other	4,850	(4,850)	—	4,069	(4,069)	—	4,831	(4,831)	—	6,999	(6,999)	—
Accounting review and remediation costs, net of insurance proceeds	(1,358)	1,358	—	4,451	(4,451)	—	3,313	(3,313)	—	2,887	(2,887)	—
Goodwill impairment	—	—	—	—	—	—	—	—	—	7,700	(7,700)	—
Operating income	29,241	6,874	36,115	30,965	18,503	49,468	29,254	26,755	56,009	16,580	27,901	44,481
Interest and other expense (income), net (b)	3,155	3,419	6,574	5,719	286	6,005	5,222	1,465	6,687	10,742	(3,143)	7,599
Provision (benefit) for income taxes	7,484	691	8,175	(17,690)	27,751	10,061	(1,310)	11,946	10,636	10,629	(1,255)	9,374
Net income (loss) from continuing operations	18,613	2,764	21,377	43,130	(9,534)	33,596	25,241	13,344	38,585	(4,556)	32,299	27,743
Net income (loss) from discontinued operations, net of tax	1,233	(1,233)	—	3,973	(3,973)	—	(12,555)	12,555	—	(65,385)	65,385	—
Net income (loss)	19,846	1,531	21,377	47,103	(13,507)	33,596	12,686	25,899	38,585	(69,941)	97,684	27,743

Diluted net income (loss) per common share from continuing operations	0.18	0.03	0.20	0.41	(0.09)	0.32	0.24	0.13	0.37	(0.04)	0.31	0.27
Diluted net income (loss) per common share from discontinued operations	0.01	(0.01)	—	0.04	(0.04)	—	(0.12)	0.12	—	(0.63)	0.63	—
Diluted net income (loss) per common share	0.19	0.01	0.20	0.45	(0.13)	0.32	0.12	0.25	0.37	(0.67)	0.94	0.27

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses, long-lived asset and intangible impairment.
(b) Interest and other expense (income), net include interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands)

Detail of Adjustments:
	Three Months Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018
Warehouse/manufacturing facility start-up costs	$737	$418	$—	$3,024
2018 Project Terra SKU rationalization	—	—	4,913	—
Plant closure related costs	—	697	3,246	2,015
Recall and other related costs	—	—	273	307
Machine break-down costs	—	—	317	—
Losses on terminated chilled desserts contract	1,472	2,143	2,939	—
Co-packer disruption	1,173	1,567	952	—
Regulated packaging change	—	1,007	—	—
Cost of sales	3,382	5,832	12,640	5,346

Gross profit	3,382	5,832	12,640	5,346

Long-lived asset impairment charge associated with plant closure	—	3,451	4,839	111
Intangibles impairment	—	—	—	5,632
Accelerated depreciation on software disposal	—	—	—	461
Litigation and related expenses	—	—	235	780
Warehouse/manufacturing facility start-up costs	—	—	—	188
Stock-based compensation expense in connection with Chief Executive Officer Succession Agreement	—	—	—	(2,203)
Toys "R" Us bad debt	—	—	897	—
Stock-based compensation acceleration associated with Board of Directors	—	700	—	—
Operating expenses (a)	—	4,151	5,971	4,969

Project Terra costs and other	4,850	4,069	4,831	6,999
Project Terra costs and other	4,850	4,069	4,831	6,999

Accounting review and remediation costs, net of insurance proceeds	(1,358)	4,451	3,313	2,887
Accounting review and remediation costs, net of insurance proceeds	(1,358)	4,451	3,313	2,887

Goodwill Impairment	—	—	—	7,700
Goodwill impairment	—	—	—	7,700

Operating income	6,874	18,503	26,755	27,901

Unrealized currency (gains) losses	(3,419)	(286)	(1,465)	3,143
Interest and other expenses (income), net (b)	(3,419)	(286)	(1,465)	3,143

Income tax related adjustments	(691)	(27,751)	(11,946)	1,255
(Benefit) provision for income taxes	(691)	(27,751)	(11,946)	1,255

Net income (loss) from continuing operations	$2,764	$(9,534)	$13,344	$32,299

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses, long-lived asset and intangible impairment.
(b) Interest and other expense (income), net includes interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 9/30/18	$560,833	$218,577	$98,271
Impact of foreign currency exchange	3,600	1,377	2,223
Net sales on a constant currency basis - Three months ended 9/30/18	$564,433	$219,954	$100,494

Net sales - Three months ended 9/30/17	$589,219	$222,445	$103,115
Net sales growth on a constant currency basis	(4.2)%	(1.1)%	(2.5)%

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Three months ended 9/30/18	$564,433	$243,985	$219,954	$100,494

Net sales - Three months ended 9/30/17	$589,219	$263,659	$222,445	$103,115
Acquisitions	2,561	—	2,561	—
Castle contract termination	(5,942)	—	(5,942)	—
2017 Project Terra SKU rationalization	(2,223)	(2,223)	—	—
2018 Project Terra SKU rationalization	(8,615)	(7,483)	—	(1,132)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 9/30/17	$575,000	$253,953	$219,064	$101,983
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	(1.8)%	(3.9)%	0.4%	(1.5)%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada	Hain Growth Ventures
Net sales growth - Three months ended 9/30/18	3.7%	(4.4)%	8.0%	—%	(5.4)%	(17.7)%
Impact of foreign currency exchange	1.2%	0.5%	0.5%	1.1%	4.0%	—%
Impact of acquisitions	—%	(1.5)%	—%	—%	—%	—%
Impact of castle contract termination	—%	3.6%	—%	—%	—%	—%
Impact of 2018 Project Terra SKU rationalization	—%	—%	—%	—%	1.2%	3.8%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 9/30/18	4.9%	(1.9)%	8.6%	1.1%	(0.2)%	(13.9)%